Exhibit 4(c)


                   Fixed Rate Note

REGISTERED                                        REGISTERED
No.                                               $
                                                  CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer or exchange or for payment, then this certificate shall be registered in the name of Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company), and ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL.

     Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by The Depository Trust Company to a nominee thereof or by a nominee thereof to The Depository Trust Company or another nominee of The Depository Trust Company or by The Depository Trust Company or any nominee to a successor depository or nominee of such successor depository.









     PEPSICO, INC.
     FIXED RATE NOTE









     ISSUE PRICE:

     INTEREST RATE:                MATURITY DATE:


     INTEREST ACCRUES FROM:        INTEREST PAYMENT DATES:

     REDEEMABLE:                   SPECIFIED CURRENCY:
     Yes  (   )   No  ()


     INITIAL REDEMPTION DATE:      APPLICABILITY OF MODIFIED
                                   PAYMENT UPON ACCELERATION:

     INITIAL REDEMPTION
     PERCENTAGE:                   If yes, state Issue Price:


ANNUAL REDEMPTION
PERCENTAGE REDUCTION:              SINKING FUND:


OPTION TO ELECT REPAYMENT:         APPLICABILITY OF ANNUAL
                                   INTEREST PAYMENTS:
Yes (   )    No (   )



OPTIONAL REPAYMENT
DATE(S):

OPTIONAL REPAYMENT
PRICE(S):

     PepsiCo, Inc., a North Carolina corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or the registered assignees thereof, the principal sum of ______________ dollars on the Scheduled Maturity Date specified above (except to the extent redeemed or repaid prior to such Scheduled Maturity Date) and to pay interest thereon at the Interest Rate per annum specified above from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below) on the Scheduled Maturity Date, such interest payments to commence on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Scheduled Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments", interest payments shall be made annually in arrears.

     Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a New York Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Maturity Date (or any redemption or repayment date) will be payable to the person in whose name this Note is registered on such date.

     Payment of the principal and any premium and interest due on this Note at the Scheduled Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Trustee, as defined on the reverse hereof, maintained for that purpose in The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register on the applicable Record Date. A Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a Specified currency, payments of interest hereon will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States, if appropriate wire transfer instructions have been received by the Trustee in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security Register on the applicable Record Date.

     Reference is hereby made to the further provisions of this Note set forth after the caption reading "Further Provisions of Note", which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of an inconsistency between any provision set forth above and any provision set forth in "Further Provisions of Note", the description above shall govern.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined in Further Provisions of Note, or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:                             PEPSICO, INC.


                                   By:
                                                            _
                                        Authorized Officer




                                   By:
                                                            _
                                        Authorized Officer


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned
Indenture.

THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Trustee


By:
                                _
     Authorized Officer
[FURTHER PROVISIONS OF NOTE]

     This Note is one of a duly authorized issue of Notes having maturities not less than nine months from the date of issue (the "Notes"). The Notes are issuable under an Indenture, dated as of December 14, 1994 (herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities of the Issuer, the Trustee, and Holders of the Notes, the terms upon which the Notes are, and are to be, authenticated and delivered, and the definitions of capitalized terms used herein and not otherwise defined herein. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     The Notes will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Scheduled Maturity Date.
If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Security Register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the holder prior to the Maturity Date. If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of ________ or, if this Note is denominated in ____________, in increments of ___ units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Trustee must receive at its Corporate Trust Office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth New York Business Day after the date of such telegram, telex, facsimile transmission, or letter; provided, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth New York Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or Principal Payment Date (including the Maturity Date) on this Note would fall on a day that is not a New York Business Day, the payment of interest and/or principal (and premium, if any) that would otherwise be payable on such date will be postponed to the next succeeding New York Business Day, and no additional interest on such payment will accrue as a result of such postponement.

     In the case where the Interest Payment Date or the Scheduled Maturity Date (or any redemption or repayment date) does not fall on a New York Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding New York Business Day with the same force and effect as if made on such Interest Payment Date or on the Scheduled Maturity Date (or any redemption or repayment date), and no interest shall accrue for the period from and after such Interest Payment Date or the Scheduled Maturity Date (or any redemption or repayment date) to such next succeeding New York Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $ ______ and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $ ________ (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the New York Business Day immediately preceding the date of issuance.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the noon buying rate in the City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the second New York Business Day prior to the applicable payment date or, if the Market Exchange Rate in effect on such date cannot by readily determined, then on the basis of the highest bid quotation (assuming European-style quotation -- i.e., Specified Currency per U.S. dollar) on the second New York Business Day prior to the applicable payment date from three recognized foreign exchange dealers in the City of New York (one of which may be the Company) for the purchase of the aggregate amount of the Specified Currency payable on such payment date, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

     If payments of principal, premium, if any, or interest, if any, with respect to this Note are required to be made in a composite currency and the composition of such composite currency is at any time altered (whether by the addition, elimination, combination, or subdivision of one or more components, by adjustment of the ratio of any component to the composite unit, or by any combination of such events), then the company will be entitled to satisfy its payment obligations hereunder by making such payments in such composite currency as altered.

     All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the Holder of this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as referred to in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Original Issue Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of Securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of Securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the City of New York, and an office or agency in said City of New York for the registration of transfer or exchange of the Notes. The Issuer may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office or any other applicable Place of Payment, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration or transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payments as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.
     ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM-as tenants in common
          TEN ENT-as tenants by the entireties
          JT TEN-as joint tenants with right of survivorship and not as tenants in common


            UNIF GIFT MIN ACT
 .................Custodian.......................
     (Cust)                   (Minor)

          Under Uniform Gifts to Minors Act
 .................................................
            (State)



Additional abbreviations may also be used though not in the above list.
                         _________________
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

                               :
                               :



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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:


NOTE:     The signature to this assignment must correspond with
the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.
     OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_________________________________________________________________

_________________________________________________________________


_________________________________________________________________

  (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid: ___________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
____________________________.

Dated: ____________________
          _______________________________________
            The signature on this Option to
Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.